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                                                                   Exhibit 10.45

THIS DEED OF COVENANT is made the 9 day of July 1998

BETWEEN:

(1) John Robert Charman of Dell House, Wilderness Avenue, Sevenoaks, Kent, TN15 OEA (the "Covenantor")

(2) Tarquin Limited a company registered in England under number 2983302 whose registered office is at 1 Minster Court, Mincing Lane, London EC3R 7AA (the "Company");

(3) The companies whose names and addresses are set out in Schedule I (individually a "Subsidiary Undertaking" and collectively the "Subsidiary Undertakings"); and



WHEREAS:

(A) Pursuant to the provisions of an Agreement of the same date between amongst others the Covenantor, the Company and ACE Limited, (the "Sale Agreement") ACE Limited has agreed to acquire the entire issued share capital of the Company and the Covenantor has agreed to enter into this Deed.

(B) This Deed is conditional upon and will take effect upon the offer by ACE Limited for Tarquin Limited becoming unconditional in all respects. In the event that the offer does not become unconditional this agreement will be of no further force or effect and none of the parties to this Deed shall be bound by its terms.

(C) The Covenantor is employed by ACE London Services Limited, a member of the Group, and performs services in the course of that employment for Group Companies. The covenants given in this Deed are given in connection with that employment.


OPERATIVE TERMS:


1.   Interpretation

1.1 In this Deed unless the context or subject matter otherwise requires, expressions defined in the Sale Agreement shall have the same meanings and in addition the following expressions shall have the following meanings:

     "Associated  (a)  a holding company of the Company; or
     Company" (b) any subsidiary of any such holding company or of the Company; or
                  (c) a company over which the Company has control within the meaning of s.840 and Corporation Taxes Act 1998.

     "Businesses"      (a)  the business of a managing agency at Lloyd's (being
                  the business of the management of syndicates and their underwriting of international, national and local insurance business) (a "Managing Agency Business"); and

                  (b) the business of a corporate member of Lloyd's being the underwriting of international, national and local insurance and
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                       the provision of funds or security in connection
                       therewith (a "Corporate Member Business");

     in each case carried on by any Group Company as at the Termination Date and the period of 12 months prior thereto within the United Kingdom and the business of any Group Company at the Termination Date to which the Covenantor has rendered services or by which he has been engaged at any time during the period of 12 months prior to the Termination Date;

     "Council" the Council of Lloyd's which includes its delegates and persons by whom it acts;

     "directly or indirectly" (without prejudice to the generality of the expression) whether as principal or agent or in accordance with any delegated authority, either alone or jointly or in partnership with any other person firm company or (except as the holder of securities listed dealt in or traded on a recognised Stock Exchange, not exceeding three per cent in nominal value of the securities of that class) as a shareholder, director, partner, independent contractor, consultant, employee, manager or in any other way;

     "Group" means the Company and any Associated Company at the date of this Agreement or from time to time and "Group Company" shall mean any of them;

     "Information" information or knowledge of a confidential nature concerning and relating to the goodwill of the Business including (without prejudice to the generality of the foregoing) information and know-how as to proposed policy wordings or proposed insurance policies to be offered by any Group Company but which are not available at Lloyd's during the Restriction Period, and information and know-how as to suppliers, Lloyd's Brokers, Members' Agents, Lloyd's Advisers, business policy and expansion or forward planning programmes and reports, reviews or analyses derived (in whole or in part) from any such information or knowledge which the Covenantor shall have acquired before the Termination Date;

     "Lloyd's Adviser" a person who is listed on the register of Lloyd's Advisers maintained under the Lloyd's Advisers Bylaw (No. 19 of 1993);

     "Lloyd's Broker" a partnership or body corporate permitted by the Council to broke insurance business at Lloyd's;

     "Members' Agent" an underwriting agent which is listed as a members' agent on the register of underwriting agents maintained under the Underwriting Agents Byelaw (No. 4 of 1984);

     "the Restriction Period" means in relation to the Covenantor the period beginning on the date of this Deed and ending on the later of:

     (a)  24 months from the date of this Deed; or

     (b)  twelve months after the Termination Date;

     "Senior Executive" a person who is or was at any time whilst the Covenantor was employed or engaged by any Group Company:
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     (a)  engaged or employed as an employee, director or consultant of that company; and

     (b)  engaged in a capacity in which he obtained Information; and

     (c) entitled to emoluments (including commission/bonus if any) exceeding the annual rate of (Pounds)35,000; and

     (d) so engaged at any time during the period of 12 months prior to the Termination Date;

     and with whom the Covenantor had contact during that period;

     "Syndicate" shall have the same meaning as contained in the Underwriting Agents Byelaw (No. 4 of 1984); and

     "Tarquin Corporate Members" any corporate member being a Group Company;

     "Tarquin Syndicates" any syndicates managed by any Group Company as at the Termination Date;

     "Termination Date" the date of the termination of the Covenantor's employment.

1.2 The provisions of clauses 1.2 to 1.11 (inclusive) of the Sale Agreement shall apply in this Deed (mutatis mutandis) as if repeated in this Deed and set out in full herein.


2.   Acknowledgement

     The parties hereto agree and acknowledge and it is accepted by the Covenantor upon entering into this Agreement that great harm would be caused to the goodwill and trade connections of the Businesses if the Covenantor were to compete with, canvass, solicit or entice away custom from the Businesses or solicit a Senior Executive and it is agreed that it is reasonable for the Businesses to be protected against such activity for the time set out in this Agreement. Each Covenantor confirms that he has taken advice on the contents of this Agreement and has been advised that the covenants set out below are reasonable and necessary for the Businesses to protect their business interests.


3.   Consideration

     In consideration of the covenants given in clause 4 below and the agreement given in clause 5 below the Company agrees to pay to the Covenantor in sterling the amount of US$6,658,775.81 at the exchange rate prevailing at the date of payment such payment to be made after such deductions as are required by law in respect of income tax and employee's National Insurance Contributions.



4.   Covenants
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     The Covenantor accordingly covenants with the Company and each of the
     Subsidiary Undertakings that in view of the circumstances referred to in paragraph 2 of this Deed, he will not without the prior written consent of the Company (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of any of the Group Companies) directly or indirectly:

4.1 in relation to the provision of services of a kind with which the Covenantor was concerned during the 12 months prior to the Termination Date for any Group Company at any time during the Restriction Period:

     (a) be engaged or concerned or interested or participate in a Managing Agency Business which competes with any of the Tarquin Syndicates in the City of London with which he has been involved in the 12 months prior to the Termination Date PROVIDED ALWAYS THAT this shall not restrain him from being so engaged or concerned in so far as his duties relate to the provision of services of a kind with which he was not concerned during the 12 months prior to the Termination Date;

     (b) be engaged or concerned or interested or participate in a Corporate Member Business which competes with any of the Tarquin Corporate Members in the City of London with which he has been involved in the 12 months prior to the Termination Date PROVIDED ALWAYS THAT this shall not restrain him from being so engaged or concerned in so far as his duties relate to the provision of services of a kind with which he was not concerned during the 12 months prior to the Termination Date;

     (c) in relation to a business which may in any way be in competition with any of the Businesses, canvass, solicit or entice (or cause to be canvassed, solicited or enticed) the custom of:

          (i) any person who at any time during the period of two years prior to the Termination Date has been a Members' Agent or Lloyd's Adviser providing as agent for and on behalf of its Names capacity of at least (Pounds)10 million to one or more of the Tarquin Syndicates and with whom the Covenantor has had contact during such period; or

          (ii) any person who at any time during the period of two years prior to the Termination Date has been a Lloyd's Broker or other intermediary introducing material business to one or more of the Tarquin Syndicates and with whom the Covenantor has had contact during such period save that this paragraph 4.1(c)(ii) shall not place any restriction on dealing with any such Broker or intermediary;

          and for the purposes of this clause "material business" shall mean business amounting to at least 5% of the business of any Syndicate in any underwriting year during that period.

4.2  at any time during the Restriction Period:
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     (a)  induce, solicit, entice or procure or endeavour to induce, solicit, entice or procure any Senior Executive to leave his employment with any Group Company;

     (b) be personally involved to a material extent in (i) accepting into employment or (ii) otherwise engaging or using the services of any Senior Executive of any Group Company.

4.3  at any time:

     (a) disclose to any person (except as required by law or any regulatory body or to the Covenantor's legal advisors in their capacity as such) or use to the detriment of any Group Company any Information which he has acquired before the Termination Date;

     (b) falsely represent himself as being connected with or interested in any Group Company or in the Businesses;

     (c) at any time carry on a business under the name "ACE" or "Tarquin" or any combination of those names or any similar or other name likely to confuse or mislead any part of the public.


5.   Agreement

     The Covenantor agrees to the insertion of the restriction set out in clause 14 of the Service Agreement annexed hereto.



6.   Severability and applicability

6.1 The Covenantor hereby acknowledges and agrees with the Company that in all the circumstances as at the date hereof:

     (a) each of the subclauses contained in paragraph 3 of this Deed constitutes an entirely separate severable and independent covenant and restriction on him;

     (b) the duration, extent and application of each of the restrictions contained in paragraph 3 are reasonable and no greater than is necessary for the protection of the goodwill and trade connections of the Businesses; and

     (c) in the event that any restriction on him contained in paragraph 3 of this Deed shall be found void as going beyond what is reasonable in all the circumstances for the protection of the interests of any Group Company but would be valid if some part thereof were deleted such restriction shall apply with any such deletion as may be necessary to make it valid and effective.


7.   Assignment and Variation

7.1 The benefit of any of the covenants contained in clause 4 shall only be assignable in
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     whole or in part by the Company to any Group Company provided that if any such assignee shall cease to be a member of the Group, the Company shall procure that the benefit of all rights hereunder shall be transferred to a company in the Group.

7.2 No variation of any of the Terms of this Deed shall be effective unless it is in writing and signed by or on behalf of each of the Covenantor and the Company.

7.3 The Company's rights under this Deed shall be capable of being enforced by any successor in title to the Company and by a liquidator on a distribution of the Company's assets and by any recipient of the Company's rights under this Deed on any such distribution by a liquidator.


8.   General provisions

8.1 The following provisions of the Sale Agreement shall apply to this Deed as if the same had been set out herein in full save that references therein to the Vendor, his address and the Agreement respectively shall be construed as references to each Covenantor, his address specified in this Deed and this Deed:

     (a)    clause 9.9                  Notices

     (b)    clause 4.5                  Waiver

     (c)    clause 9.13                 Governing law

     (d)    clause 9.11                 Counterparts

8.2 For the avoidance of doubt, in the event of any conflict between the provisions of this Agreement and the provisions of an employment agreement entered into between the Covenantor and ACE London Services Limited the terms of this Agreement shall prevail.


IN WITNESS whereof this Deed has been entered into the day and year first before written.
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                                  Schedule I
                          The Subsidiary Undertakings


Charman Group Limited
7th Floor, 1 Minster Court, Mincing Lane, London  EC3R 7AA

Tarquin Underwriters Limited
7th Floor, 1 Minster Court, Mincing Lane, London  EC3R 7AA

Charman Underwriting Agencies Limited
7th Floor, 1 Minster Court, Mincing Lane, London  EC3R 7AA
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EXECUTED as a deed by
Tarquin Limited
acting by


     Director



     Director/Secretary


EXECUTED as a deed by
Charman Underwriting Agencies Limited
acting by


     Director



     Director/Secretary


EXECUTED as a deed by
Charman Group Limited
acting by


     Director



     Director/Secretary


EXECUTED as a deed by
Tarquin Underwriters Limited
acting by


     Director



     Director/Secretary
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EXECUTED as a deed by J R Charman  )
in the presence of: )